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                                                                    Exhibit 23.4

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "INTERVU's Selected Historical Financial Information" and "Experts" and to the use of our report dated February 10, 2000, with respect to the consolidated financial statements of InterVU Inc. for the year ended December 31, 1999 included in the Proxy Statement of InterVU Inc. that is made part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-31712) and related Prospectus of Akamai Technologies, Inc. for the registration of shares of its common stock.



                                                 /s/  Ernst & Young LLP



San Diego, California
March 20, 2000